THE DEWEY ELECTRONICS CORPORATION

_________________________________________



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



	NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday, December 1, 1999 at 10:30 A.M. (Eastern Standard Time) for the purposes of

(1) electing seven directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

	(2) acting upon a proposal approved by the Board of Directors, to adopt a 1998 Stock Option Plan; and

	(3) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.



	The Board of Directors has fixed the close of business on October 15, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.


	If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



						By Order of the Board of
Directors

							FRANCES D. DEWEY

								Secretary


October 26, 1999


THE DEWEY ELECTRONICS CORPORATION
_______________________________________

PROXY STATEMENT

	This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 1, 1999. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about October 26, 1999.

	The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise, by notice to such effect delivered to the Secretary of the Corporation.

	The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by telegraph.

VOTING SECURITIES OUTSTANDING

	Shares of Common Stock, 1,339,531 of which were outstanding as of the close of business on August 31, 1999, are the only voting securities of the Corporation and are entitled to one vote per share.

	Only holders of Common Stock of record at the close of business on October 15, 1999, will be entitled to vote at the annual meeting of stockholders.

	The only person known by the Corporation to own of record or beneficially more than 5 % of the Common Stock of the Corporation is Mr. Gordon C. Dewey, who, as of August 31, 1999, owned of record and beneficially 473,411 shares of Common Stock constituting approximately 35.3% of the shares outstanding as of that date. In addition, as of August 31, 1999, 51,830 shares of Common Stock were owned of record by Mrs. Frances D. Dewey, Mr. Dewey's wife. If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 525,241 shares, representing approximately 39.2% of the shares outstanding.
However, Mr. Dewey disclaims any beneficial interest in such shares.

ELECTION OF DIRECTORS

	At the annual meeting of stockholders, seven directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the election of Alexander A. Cameron, Frances D. Dewey, Gordon C.
Dewey, John H.D. Dewey, John G. McQuaid, Pasquale A. Nolletti and Nathaniel Roberts, unless a contrary election is indicated. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

At a meeting held by the Board of Directors on February 24, 1999, the Board elected two new members, John H.D. Dewey and Pasquale A. Nolletti. Mr. John H.D. Dewey has been a management consultant at Monastery Graphics, Inc. for the past five years. Mr. Pasquale A. Nolletti has been a manufacturers' representative at MSA, Inc. for the past five years.

Also included in this proxy for election to the Board of Directors is Nathaniel Roberts. Mr. Roberts, age 33, is the
General Manager of Callery-Judge Grove, a citrus company located in Florida, with gross sales of thirteen million dollars.

	Mr. Peter Eustis, who has been a member of the Board of Directors since the inception of the Corporation, is not standing for reelection. His many years of guidance as a Board member and on special committees have made a valuable impact on the Corporation.

Information Concerning Directors and Nominees

	The information appearing in the following table has been furnished to the Corporation by the persons referred to in the table. According to such persons, they have sole voting and investment power with respect to shares reported as beneficially owned (except as otherwise stated in Note (2) below). Ownership is given as of August 31, 1999.


Name             Age    Principal Occupation               Number of
                        During Past Five Years             Shares of
                        Other Directorships and            Common Stock
                        Positions With          Director   Beneficially
                        Corporation             Since      Owned (and %
                                                           Of Outstanding)

Alexander A.
Cameron            77   President, Key Research  1964    12,649 (1%)
                        and Market Development,
                        Inc. business
                        consultants

Frances D. Dewey   72   Director of the          1955    51,830 (3.9%)  (1)
                        Corporation
                        Secretary of the
                        Corporation

Gordon C. Dewey    76   President and Chief      1955   473,411 (35.3%)  (2)
                        Executive Officer of the
                        Corporation

John H.D. Dewey    34   Management Consultant    1999    13,309  (1%)
                        Monastery Graphics, Inc.

John G. McQuaid    81   Counsel, McCarthy,       1955       431  (.03%)
                        Fingar, Donovan, Drazen
                        & Smith, attorneys
                       (Assistant Secretary of
                        the Corporation)

Pasquale A.
Nolletti          71    Manufacturers'           1999       None   (0%)
                        Representative/Consultant
                        MSA, Inc.

Nathaniel Roberts 33    General Manager           --        None   (0%)
                        Callery-Judge Grove

All Present Directors and
Officers as a Group                                       552,354  (41.2%)


	(1) Does not include shares of Common Stock owned by Mr. Gordon C. Dewey.


(2) Includes 13,308 shares of Common Stock owned of record by a trust for the benefit of the daughter of Mr. and Mrs. Dewey, of which Mr. Dewey and John Dewey are trustees and share voting and investment power.
It does not include shares of Common Stock owned by Mrs. Frances D. Dewey. If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 525,241 shares, representing approximately
39.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares.
See "Voting Securities Outstanding".

	During the Corporation's last fiscal year, the Board of Directors held four meetings. Each director attended all meetings.

	The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as directors are made to Gordon C. Dewey or John G. McQuaid (who receive compensation as officers of the Corporation).

	The Board has a Stock Option Committee which is composed of three members, Messrs. Eustis, McQuaid and Cameron. The
Committee administers the stock option plans of the Corporation. One meeting was held during the last fiscal year; all members attended.

	The Board also has an Executive Compensation Committee composed of three members, Messrs. Dewey, Eustis and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.

	The Board does not have a nominating committee or an audit committee.

Summary Compensation Table

	The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to the only executive officer of the Corporation whose aggregate of salary and bonus compensation in any of such years exceeded $100,000.

Name and Principal      Fiscal
Position                Year        Salary      Bonus

Gordon C. Dewey,         1999       $144,200    $20,000
  President and Chief    1998       $144,200    None
  Executive Officer      1997       $144,200    None

	The Corporation's executive officers are: Mr. Dewey, who has been the Corporation's chief executive officer since its inception; Thom A. Velto, age 49, who has been Treasurer of the Corporation since February 1990; and Edward L. Proskey, age 43, who has been Vice President, Operations of the Corporation since June 1994.

Retirement Benefits

	The Corporation has a non-contributory pension plan for all active employees, under which employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month and vested employees with lesser service receive lesser amounts. Mrs. Dewey and Mr. McQuaid do not participate in the plan.
Mr. Dewey who has passed normal retirement age currently receives monthly benefit payments under the plan of $1,204;
the other executive officers will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.

Options

	Under the Stock Option Plan of 1983 no further grants of stock options could be made after December 5, 1993. On
December 2, 1998, the Stock Option Committee and Board of
Directors approved the 1998 Stock Option Plan, subject to the approval of the Corporation's stockholders at this meeting of stockholders.

	Subject to stockholder approval of the 1998 Stock Option
Plan, the Stock Option Committee granted incentive stock options to key employees at the fair market value at that time of $.578125 per share.

Officers and other key employees (excluding members of the Corporation's Stock Option Committee) will be entitled to participate in the 1998 Stock Option Plan if it is approved by the Corporations stockholders at the 1999 Annual Meeting. Reference is made to "Approval of 1998 Stock Option Plan" below for further information regarding such Plan.

Certain Relationships and Related Transactions

	During 1988, Mr. Dewey lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest to Mr. Dewey at the fixed rate of 9%.
The loans are repayable upon demand by Mr. Dewey, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.

Insurance Arrangements

	The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums ($17,000 for a one-year period) to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.



APPROVAL OF 1998 STOCK OPTION PLAN

	On December 2, 1998, the Board of Directors of the Corporation adopted the terms and conditions of a 1998 Stock Option Plan (the "1998 Plan"), subject to stockholder approval. A copy of the 1998 Plan is set forth as Exhibit A to this proxy statement. As of the date hereof, incentive stock options covering 27,500 shares have been granted to four key employees, subject to the approval of the 1998 Plan. Of such shares, options of 10,000 shares each have been granted to Messrs. Velto and Proskey.

Provisions of the 1998 Plan

The maximum number of shares of Common Stock which will be reserved for issuance pursuant to the grant of options under the 1998 Plan will be 60,000 (subject to antidilution provisions as provided in the 1998 Plan).

	Key salaried employees of the Corporation (including officers) are eligible to participate in the 1998 Plan. It is estimated that no more than 15 officers and other employees, including divisional officers and other persons deemed to be key employees, will be participants. The 1998 Plan will be administered by the Stock Option Committee, consisting of not less than three directors who are and for at least a year have been ineligible to receive options (Messrs. Cameron, Eustis and McQuaid are present committee members)

	Under the 1998 Plan, the Committee is given the discretion to award options either as Incentive Stock Options or as options which do not qualify for Incentive Stock Option treatment. Under Section 422A of the Internal Revenue Code (the "Code"), the aggregate fair market value of the stock for which any eligible employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus any "unused limit carryover" as defined in the Code. Incentive Stock Options by their terms may not be granted to an employee who owns more than 10% of the total voting power of all classes of stock of the Corporation unless (1) the option price is at least 110% of fair market value at grant and (2) the option is not exercisable more than five years after grant.

	The 1998 Plan also authorizes the Committee to permit optionees to exercise options by delivering shares of Common
Stock already owned in lieu of cash.

	The exercise price of each option granted under the 1998 Plan will not be less than 100% of the fair market value of the Corporation's Common Stock at the time of the grant of the option. As of September 27, 1999, the fair market value of a share of the Corporation's Common Stock was $2.625 based on the average of the bid and asked prices for such stock on that date. No option shall be granted under the 1998 Plan after December 1, 2003. The term of each option shall not exceed ten years from the date of grant. No option may be exercised prior to the first anniversary of the date of grant. Options will be non-transferable, except that in the event of optionees' death their legal representatives may exercise their option within 12 months after the date of death as to share immediately purchasable at such date.

	Upon the termination of optionees' employment (upon retirement or for any reason beyond their control other than their death), their option privileges shall be limited to the shares of Common Stock which were immediately purchasable by them at the date of such termination and such option privileges shall expire unless exercised within three months after the date of such termination. If optionees' employment is terminated for reasons within their control including, without limitation, cause and voluntary resignation, all rights under their option shall expire on the date of such termination. In no event, however shall an option be exercised after the date for final exercise which is specified in the option.

	Shares subject to lapsed, expired or terminated options may again be subjected to options.

	Paragraphs 12 and 13 of the 1998 Plan give the Committee and the Board of directors, respectively, the authority to make adjustments to prevent dilution and the power of amendment.

Federal Income Tax Aspects

	The Corporation has been advised as to the following federal income tax consequences to the optionee and the Corporation.

	As to options which do not qualify for Incentive Stock Option treatment, the grant of the option will not result in taxable income to the optionee or a tax deduction to the Corporation. Upon exercise of such an option, the excess of the then fair market value of the shares covered by the option exercised over the option price will be taxable as ordinary income to the optionee and the Corporation will be entitled to a tax deduction at such time for the amount of such income. Upon the sale of the shares acquired upon exercise of such an option, any excess of the amount realized over the fair market value of such shares on the date of exercise will be treated as a capital gain to the optionee. Notwithstanding the foregoing, optionees subject to Section 16(b) of the Securities Exchange Act of 1934 may not recognize income until six months after the date of exercise, at which time the amount of income recognized by the optionee, tax deduction available to the Corporation and capital gain on a later sale would be determined by reference to the then fair market value of the shares covered by the option exercised.

	As to Incentive Stock Options, the grant of the option will not result in taxable income to the optionee or a tax deduction to the Corporation. Upon exercise of such an option, the optionee will not recognize taxable income and the Corporation will not be entitled to a tax deduction.
Upon the sale of the shares acquired upon exercise of such an option, the amount, if any, by which the proceeds of sale exceed the option price will be taxable as a long-term capital gain provided the optionee has not disposed of the stock within two years from the date the option was granted or within one year of the date of exercise. If the optionee disposes of the shares received upon exercise of an Incentive Stock Option within two years of the date the option was granted or within one year of the date of exercise, the optionee will recognize as ordinary income in the year of disposition the lesser of (I) the excess of the amount realized upon disposition over the option price or (ii) the excess of the fair market value of the shares received on the date of exercise over the option price. The Corporation will be entitled to a deduction I the year of such early disposition equal to the amount of ordinary income recognized by the optionee. Any gain recognized by the optionee upon disposition in excess of the portion taxable as ordinary income will be treated as long-term or short-term capital gain of the optionee, depending upon whether the holding period requirement for obtaining long-term capital gain treatment (currently more than one year) is satisfied.

	The enclosed proxy will be voted FOR approval of the 1998 Plan, unless a contrary specification is made. The favorable vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting of Stockholders will be required for approval of the 1998 Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

	The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche
LLP.  It is expected that a representative of Deloitte & Touche
LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

STOCKHOLDER PROPOSALS

	Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than June 23, 2000.

DISCRETIONARY AUTHORITY

	While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.

						By Order of the Board of Directors

              							FRANCES D. DEWEY
October 26, 1999							Secretary

EXHIBIT A
THE DEWEY ELECTRONICS CORPORATION
1998 STOCK OPTION PLAN

1.  Purpose of the Plan
The purpose of The Dewey Electronics Corporation's 1998
Stock Option Plan (the "Plan) is to give key employees of the Corporation and its subsidiary corporations the opportunity to acquire a proprietary interest in the Corporation and an additional incentive to continue their employment and in general to stimulate their efforts on behalf of the Corporation. As used in the Plan the terms "subsidiary corporation" and "parent corporation" shall have the same meaning as such terms have in Section 425 of the Internal Revenue Code, and shall refer to both present and future such corporations.

2.  Administration.
The Plan shall be administered by a Committee to be appointed from time to time by the Board of Directors of the Corporation, consisting of no less than three of the then members of the Board, none of whom shall be eligible (or within one year prior to taking any action shall have been eligible) to participate in the Plan or any other Corporation option or stock acquisition plan (the "Committee"), and each of whom shall qualify as an "outside director" within the meaning of Internal Revenue Code Section 162(m), and as a "disinterested person" under Rule 16b-3 under the Securities Act of 1934, as amended. The Committee from time to time may adopt such rules and regulations as it may deem appropriate for the proper administration of the Plan and from time to time may make such determinations under and interpretations of, and take such steps in connection with, the Plan or the options granted under the Plan as it may deem necessary or advisable. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons, including, without limitation, the Corporation, its stockholders, optionees and their respective successors in interest.

3.  Shares Subject to the Plan
The shares issuable upon exercise of options which may be granted under the Plan shall not exceed 60,000 shares of the Common Stock of the Corporation, subject to change pursuant to the provisions of paragraph 12 of the Plan; no more than 12,000 shares may be granted to any employee within any two consecutive calendar year periods. Such shares may be made available either from authorized and unissued Common Stock or from Common Stock issued and held in the treasury of the Corporation. If for any reason any option under the Plan lapses, expires or is terminated in whole or in part, shares of Common Stock subject to such lapsed, expiring or terminated option may again be subjected to options under the Plan.

4.  Grant of Options
The Committee, at any time or from time to time during the term set forth in paragraph 16 of this Plan, may grant options under the Plan to such eligible employees as it may select, for such numbers of shares of Common Stock, at such option prices, for such periods, for such type or types of options, at such time or times for exercise and in such form of instrument as the Committee shall designate. The type or types of options may include incentive stock options as defined in Section 422A of the Internal Revenue Code ("incentive stock options"); provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which an eligible employee may be granted incentive stock options in any calendar year (under the Plan and all other plans of the Corporation and its parent and subsidiary corporations) and which becomes exercisable for the first time in any one calendar year, shall not exceed $100,000 plus any unused limit carryover to such year (as provided in Section 422A(c)(4) of the Internal Revenue Code); provided, further, that incentive stock options may not be granted to an employee who owns more than 10% of the total voting power of all classes of stock of the Corporation unless (i) the option price is at least 110% of fair market value at grant and (ii) the option is not exercisable more that five years after grant.

5.  Eligibility
  Options may be granted only to key executive, management, staff, sales, engineering and other key salaried employees (which term shall be deemed to include officers) of the Corporation or of its subsidiary corporations. A director, as such, of the Corporation or of a subsidiary corporation will not be eligible to receive an option.

6.  Option Price
    The purchase price per share of the shares of Common
Stock subject to an option granted under the Plan shall not be less than that of the fair market value of the Common
Stock, as determined by the Committee, at the time of the granting of the option.

7.  Option Period
    The term of each option granted under the Plan shall not exceed ten years from the date such option is granted. The optionee must remain in the employ of the Corporation or a subsidiary corporation for one year from the date the option is granted, before he or she can exercise any part of the option. Options will be exercisable thereafter in whole at any time or in part from time to time over the option period except as otherwise provided by the Committee.

8.  Exercise
     Payment for shares purchased upon exercise of an option granted under the Plan shall be made in cash or, if the Committee shall have afforded the optionee such election in granting the option, by delivering either cash or shares of Common Stock already owned by the optionee, or any combination thereof, having a value equal to the option price of the shares purchased (basing the value of any such shares of Common Stock on the fair market value of the Common Stock on the date of exercise). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall not be deemed to have acquired any shares of Common Stock or have any rights of a stockholder until the issuance of the shares. Shares issued pursuant to the exercise of options granted under the Plan shall be deemed fully paid and non-assessable.



9.  Non-Transferability of Options
Incentive stock options may be exercised only by the person to whom granted, except that they may be transferred by will or the laws of descent and distribution. In the event of the optionee's death, his or her legal representatives may exercise his or her option as provided in paragraph 11 of the Plan. Non-qualified options may be transferred by gift to any member of the optionee's immediate family or to a trust for the benefit of one or more of such immediate family members if the Committee shall have permitted such transfer prior to or simultaneously with the grant of such the option.

10.  Termination of Employment
Upon the termination of a optionee's employment (upon retirement or for any reason beyond his or her control other than death), his or her option privileges shall be 1imited to the shares of Common Stock which were immediately purchasable by him or her at the date of such termination and such option privileges shall expire unless exercised within three months after the date of such termination. If an optionee's employment is terminated for reasons within his or her contro1 including, without limitation, cause and voluntary resignation, all rights under his or her option shall expire on the date of such termination. In no event, however shall an option be exercised after the date for final exercise which is specified in the option.

11.  Death of Option Holder
In the event of the death of an optionee, the option may be exercised as to the shares of Common Stock which were immediately purchasable by him or her at the date of death, within twelve months following the date, by the optionee's legal representatives. In no event, however, shall an option be exercisable after the date for final exercise which is specified in the option.

12.  Adjustment in Certain Events
In the event of any reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, rights offering, liquidation, dissolution, merger, consolidation or sale of assets or any other change in or affecting the corporation structure or capitalization of the Corporation, or in the event of a tender offer made generally for the Corporation's outstanding Common Stock, the Committee may make such adjustment, if any, as the Committee in its discretion may deem appropriate in the number and kind of securities authorized by the P1an, in the number and kind of securities covered by options granted under the Plan, and in the exercise price of options granted under the P1an. In addition, in the event of a 1iquidation, dissolution, reorganization, merger, consolidation or sale of assets, or such tender offer, the Committee may take such action, if any, as the Committee in its discretion may deem appropriate to accelerate the time within which and the extent to which options granted under the Plan at or prior to the date of any such action may be exercised or to provide on such terms as may be deemed appropriate for the assumption of options granted under the Plan by surviving, consolidated, successor or transferee corporations.




13.  Amendment or Discontinuance of the Plan
      The Board of Directors of the Corporation at any time may alter, add to, change, amend, suspend or discontinue the P1an or any option, except that it may not terminate or revoke or adversely alter, change or amend any option then outstanding (other than contemplated by paragraph 12 of the Plan) without the consent of the optionee affected thereby; provided, however, that no action of the Board of Directors (except pursuant to the provisions of paragraph 12 of the Plan), without approval of such proportion of the stockholders as is required for approval of the Plan. shall
(i) increase the total number of shares of Common Stock with respect to which options may be granted under the Plan, (ii) change the minimum percentage of fair market value at which an option may be granted, or the option price of any existing option, under the Plan, (iii) extend the maximum option period for an option under the Plan. (iv) extend the term of the Plan or (v) withdraw the administration of the Plan from the Committee or permit any incumbent Committee member to receive options under the Plan.

14.  Restrictions on Disposition
Prior to the issuance of shares of Common Stock upon any exercise of any option, the Corporation may require the optionee to represent in writing to the Corporation in form satisfactory to the Corporation that it is his or her then intention to acquire the shares of Common Stock covered by the option for investment and not with a view to distribution.

15.  Right to Terminate Employment
Nothing contained in the Plan or in any stock option granted under the Plan shall restrict the right of the Corporation or any of its subsidiary corporations to terminate the employment of any optionee at any time, with or without cause.

16.  Term of Plan
        No option shall be granted pursuant to the Plan after December 1, 2003, but options granted on or before that date may extend beyond such date.


REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GORDON C. DEWEY and FRANCES
D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 1, 1999 at 10:30 A.M. (Eastern Standard Time) and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS   FOR   WITHHOLD   FOR ALL EXCEPT
                                           (except as marked
                                            to the contrary
                                            below)

A. Cameron, F. Dewey, G.C. Dewey, John H.D. Dewey,
J. McQuaid, Pasquale A. Nolletti, Nathaniel Roberts

INSTRUCTION:  To withhold authority to vote for any
individual nominee, mark "For All Except" and write that
nominee's name in the space provided below:
___________________________________


2. APPROVAL OF THE 1998
STOCK OPTION PLAN            FOR   AGAINST      ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR the approval of the 1998 Stock Option Plan.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this                   Date
__________
Proxy in the box below.

_______________________________________________________
Stockholder sign above                      Co-holder (if any
sign above
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